UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 5, 2021
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Asset-Backed Securitization

On March 8, 2021, Oportun Financial Corporation (the “Company”) issued a press release announcing the issuance of $375 million two-year asset-backed notes by Oportun Funding XIV, LLC, a wholly-owned subsidiary of the Company (the “2021-A Issuer”) and secured by a pool of its unsecured personal installment loans (the “2021-A Securitization”). The 2021-A Securitization included four classes of fixed rate notes: Class A, Class B, Class C and Class D notes (the “2021-A Notes”), which were priced with a weighted average fixed interest rate of 1.79% per annum. The 2021-A Notes were issued pursuant to the Base Indenture dated as of March 8, 2021 (the “2021-A Base Indenture”) entered into between the 2021-A Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the Series 2021-A Supplement to the Base Indenture, dated as of March 8, 2021 (the “2021-A Series Supplement”).

The Notes were offered and sold in a private placement in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended.

The foregoing description of the Securitization does not purport to be complete and is qualified in its entirety by reference to the text of the 2021-A Base Indenture and the 2021-A Series Supplement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q.

A copy of the press release is attached hereto as Exhibit 99.1.

Amendment to Amended and Restated Purchase and Sale Agreement

On March 5, 2021, Oportun, Inc. (“Oportun”), a wholly-owned subsidiary of the Company, and ECL Funding LLC (the “Purchaser”) entered into Amendment No. 5 to the Amended and Restated Purchase and Sale Agreement (the “Amendment”). The Amendment extends the term of Oportun’s whole loan purchase and sale agreement to March 4, 2022, in addition to amending certain other terms. Certain capitalized terms not defined in this section of the report are used with the meanings ascribed to them in the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

Item 1.02. Termination of a Material Definitive Agreement

On March 8, 2021 (the “Redemption Date”), Oportun Funding VIII, LLC, as issuer (the “2018-A Issuer”), a wholly-owned subsidiary of the Company, completed the redemption (the “Redemption”) of all of the outstanding notes issued under its Series 2018-A asset-backed securitization transaction (the “2018-A Notes”). The 2018-A Notes were issued pursuant to the Base Indenture dated as of March 8, 2018 (the “2018-A Base Indenture”) entered into between the 2018-A Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the Series 2018-A Supplement to the Base Indenture, dated as of March 8, 2018 (the “2018-A Series Supplement”). The 2018-A Issuer paid a redemption price of $200.0 million (the “Redemption Price”) to the Trustee, plus the accrued and unpaid interest to, but not including, the Redemption Date, which is the amount sufficient to fund the Redemption and to satisfy and discharge the Issuer's obligations under the Notes and the Base Indenture. The Redemption Price was funded by utilizing a portion of the proceeds from the Company’s 2021-A Securitization.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
104	Cover Page Interactive Data File embedded within the Inline XBRL document
99.1	Press Release Dated March 8, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	March 8, 2021	By:	/s/ Kathleen Layton
Kathleen Layton
SVP, Deputy General Counsel and Corporate Secretary